UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934
Date of Report (date of earliest event reported):  October 3, 2016

Commission file number 0-21513

DXP Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040	(713) 996-4700
(Address of principal executive offices)	Registrant’s telephone number, including area code.

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 3, 2016, DXP Enterprises, Inc. (the “Company”) sold its master distribution business of industrial fasteners, Vertex Corporate Holdings, Inc. and its subsidiaries, to HWC Wire & Cable Company, a subsidiary of Houston Wire & Cable Company (the “Transaction”).  The Company received approximately $31.0 million in net cash proceeds, subject to customary transaction adjustments.  The net proceeds of the Transaction were used to satisfy the $30.0 million mandatory prepayment obligation under the Company’s Amended and Restated Credit Facility, dated as of January 2, 2014, as subsequently amended.

The Company issued the press release attached hereto as Exhibit 99.1 in connection with the closing of the Transaction.

Item 9.01.  Financial Statements And Exhibits

(d)     Exhibits.

99.1      Press Release dated October 4, 2016 announcing the Transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DXP ENTERPRISES, INC.

Date:	October 4, 2016	By:	/s/ Mac McConnell
Mac McConnell
Senior Vice President/Finance, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated October 4, 2016 announcing the Transaction.